UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, Net Lease Funding 2005, LP (“NLF LP”), a wholly-owned subsidiary of Trustreet Properties, Inc. (the “Company”), entered into definitive documentation pursuant to which NLF LP issued its Triple Net Lease Mortgage Notes, Series 2005, Class A-1 (the “Class A-1 Notes”) and Class A-2 (the “Class A-2 Notes” and, with the Class A-1 Notes, the “Notes”), in the aggregate initial principal amount of $275,000,000. The Notes were issued pursuant to an indenture dated as of March 4, 2005, among NLF LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture”). The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture and the Notes is incorporated by reference into this Item 1.01.

NLF LP sold the Notes in a private placement pursuant to a purchase agreement, dated February 25, 2005, with Banc of America Securities LLC and Credit Suisse First Boston LLC, as initial purchasers. The Notes were resold in the United States to U.S. persons who are qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds from the sale of the Notes were used, among other things, to repay in full the indebtedness incurred by NLF LP under a term loan in the amount of $265 million provided by Bank of America, N.A. (“Bank of America”).

Pursuant to a strategic alliance agreement, Bank of America participates in a mortgage debt financing referral program with CNL Restaurant Capital. Bank of America also serves as a lender and as administrative agent under the Company’s $125 million revolving loan and $385 million term loan facility. Bank of America has received fees for the rendering of such services.

Banc of America Securities LLC or its affiliates provide to the Company and its affiliates (and had provided to the Company’s predecessors and their affiliates), and may in the future provide to certain entities owned or controlled by the Chairman of the board of directors of the Company, referred to herein as the Chairman Entities, or their affiliates, financial advisory and financing services and have received or may in the future receive fees for the rendering of these services. In the ordinary course of its business, Banc of America Securities LLC and its affiliates may actively trade the debt and equity securities or loans of the Company and its affiliates for its own account or for the accounts of customers and, accordingly, Banc of America Securities LLC or its affiliates may at any time hold long or short positions in such securities or loans. Banc of America Securities LLC’s affiliate, Banc of America Mortgage Capital Corporation, is a party to a joint marketing arrangement with CNL Restaurant Capital Corporation, a subsidiary of the Company.

Item 1.02. Termination of a Material Definitive Agreement.

The net proceeds from the sale of the Notes referred to in Item 1.01 were used, among other things, to repay in full on March 4, 2005 the indebtedness incurred by NLF LP under a term loan in the amount of $265 million provided by Bank of America, N.A. pursuant to the terms of that certain Bridge Credit Agreement dated as of February 25, 2005 (the “Securitization Bridge Credit Agreement”). The information with respect to Bank of America, N.A. contained in Item 1.01 is incorporated by reference into this Item 1.02.

Upon the repayment on March 4, 2005 of the term loan made under the Securitization Bridge Credit Agreement, the Securitization Bridge Credit Agreement terminated. The Securitization Bridge Credit Agreement provided for a $265 million term loan, to be drawn by NLF LP from time to time in amounts not less than $500,000. The maturity date of the Securitization Bridge Credit Agreement was May 25, 2005. Depending on the type of borrowing by NLF LP, the applicable interest rate was calculated as per annum rate equal to (a) LIBOR plus 3.00% or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5%, plus (ii) 0.75%. NLF LP’s obligations under the Securitization Bridge Credit Agreement were unsecured and unguaranteed.

The Securitization Bridge Credit Agreement contained certain covenants that limited matters, including the incurrence of liens, investments, indebtedness and mergers and consolidations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Notes issued by our subsidiary NLF LP and referred to in Item 1.01 were issued pursuant to an indenture dated as of March 4, 2005, among NLF LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture”).

The Class A-1 Notes referred to in Item 1.01 were issued in an initial principal amount of $58,000,000, accrue interest at 4.2584% per annum, and mature in February, 2012. The Class A-2 Notes referred to in Item 1.01 were issued in an initial principal amount of $217,000,000, accrue interest at 4.7708% per annum, and mature in February, 2012. The Notes are secured by a lien on and security interest in all of the property and other assets of NLF LP. Payment of timely interest on the Notes and repayment of ultimate principal of the Notes (in February, 2014) is insured pursuant to a financial guaranty insurance policy issued by MBIA Insurance Corporation.

The property and other assets of NLF LP consist of certain fee and ground leasehold interests in real estate, leases of such fee and ground leasehold interests to other persons, and property related thereto, initially acquired or purchased by NLF LP from CNL APF Partners, LP (“APF Partners”), a wholly-owned subsidiary of the Company, and certain other subsidiaries of the Company (collectively, the “Originators”), and which may in the future be acquired from time to time from third parties, APF Partners or other subsidiaries of the Company. The property and other assets of NLF LP will be managed by CNL Financial Services, LP (“CFS”), a wholly-owned subsidiary of the Company. Pursuant to the definitive documentation entered into in connection with these transactions, each Originator and CFS have made certain representations and warranties and agreed to certain conditions, a violation of which may require such Originator or CFS to purchase or repurchase (or substitute eligible property for) certain of the assets of NLF LP. Each Originator and CFS have also indemnified NLF LP and its successors and assigns against certain environmental liabilities associated with NLF LP’s assets. Certain of the performance obligations of the Originators and CFS under the documentation is guaranteed by APF Partners.

The definitive documentation contains usual and customary events of default for indebtedness of a type similar to the Notes, including typical remedies vested in Wells Fargo Bank, N.A., as trustee under the indenture pursuant to which the Notes were issued, and MBIA Insurance Corporation. The definitive documentation also includes certain events the occurrence of which may permit CFS to be removed in its capacities as property manager and special servicer for NLF LP’s assets.

NLF LP was formed for the specific purpose of entering into the transactions described above. The sole limited partner of NLF LP is APF Partners, and the sole general partner of NLF LP is Net Lease Funding 2005, LLC, a Delaware limited liability company, all of whose membership interests are owned by APF Partners. Although NLF LP is consolidated on the Company’s financial statements, it is a separate legal entity with its own separate creditors, and its assets are not available to pay the creditors of the Company or the Company’s other subsidiaries or affiliates. Upon a liquidation of NLF LP, its assets will be applied to satisfy the claims of its creditors prior to any value in NLF LP becoming available to the Company or the Company’s creditors.

The foregoing summary is qualified in its entirety by reference to the agreements for the transactions described above, copies of which are filed herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Indenture dated as of March 4, 2005, among Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.2	Sale and Contribution Agreement dated as of February 25, 2005 among each of the subsidiaries of Trustreet Properties, Inc. identified therein and Net Lease Funding 2005, LP

99.3	Environmental Indemnity Agreement dated as of February 25, 2005 executed by each of the subsidiaries of Trustreet Properties, Inc. identified therein in favor of Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.4	Amended and Restated Property Management and Lease Servicing Agreement, dated as of March 4, 2005, among Net Lease Funding 2005, LP, CNL Financial Services, LP, as property manager and special servicer, and Wells Fargo Bank, N.A., as indenture trustee.

99.5	Performance Undertaking dated as of February 25, 2005 executed by CNL APF Partners, LP in favor of Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.6	Insurance and Reimbursement Agreement dated as of March 4, 2005 among MBIA Insurance Corporation, Net Lease Funding 2005, LP, CNL Financial Services, LP, CNL APF Partners, LP and CNL Restaurant Capital, LP.

99.7	Purchase Agreement dated as of February 25, 2005, among Net Lease Funding 2005, LP, CNL APF Partners, LP, and Banc of America Securities LLC and Credit Suisse First Boston LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ STEVEN D. SHACKELFORD
Steven D. Shackelford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Indenture dated as of March 4, 2005, among Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.2	Sale and Contribution Agreement dated as of February 25, 2005 among each of the subsidiaries of Trustreet Properties, Inc. identified therein and Net Lease Funding 2005, LP

99.3	Environmental Indemnity Agreement dated as of February 25, 2005 executed by each of the subsidiaries of Trustreet Properties, Inc. identified therein in favor of Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.4	Amended and Restated Property Management and Lease Servicing Agreement, dated as of March 4, 2005, among Net Lease Funding 2005, LP, CNL Financial Services, LP, as property manager and special servicer, and Wells Fargo Bank, N.A., as indenture trustee.

99.5	Performance Undertaking dated as of February 25, 2005 executed by CNL APF Partners, LP in favor of Net Lease Funding 2005, LP, MBIA Insurance Corporation and Wells Fargo Bank, N.A., as indenture trustee.

99.6	Insurance and Reimbursement Agreement dated as of March 4, 2005 among MBIA Insurance Corporation, Net Lease Funding 2005, LP, CNL Financial Services, LP, CNL APF Partners, LP and CNL Restaurant Capital, LP.

99.7	Purchase Agreement dated as of February 25, 2005, among Net Lease Funding 2005, LP, CNL APF Partners, LP, and Banc of America Securities LLC and Credit Suisse First Boston LLC.